UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: October 29, 2004

Nuvelo, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22873	36-3855489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

675 Almanor Avenue, Sunnyvale, California 94085

(Address of Principal Executive Offices) (Zip Code)

(408) 215-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

On October 29, 2004, Amgen Inc., exercised its rights pursuant to the terms of a Collaboration Agreement entered into by us and Amgen on January 8, 2002 (the “Collaboration Agreement”), to terminate its collaboration with us and enter instead into an exclusive license (the “License Agreement”) whereby we will be granted the worldwide rights to develop and commercialize alfimeprase in exchange for the payment to Amgen of previously negotiated development milestone payments and royalties. The License Agreement was entered into by us and Amgen on November 3, 2004. Under the terms of the License Agreement, Amgen will transfer the technology necessary for the manufacture of alfimeprase to us or a manufacturer acceptable to Amgen. Amgen is required to continue to supply alfimeprase to us during the transition period.

In connection with the termination of the Collaboration Agreement, we also entered into an Opt-Out, Termination, Settlement and Release Agreement with Amgen on October 29, 2004, whereby we made a payment of $8.5 million to Amgen on November 1, 2004, representing primarily the mutually agreed reimbursement of Amgen’s costs in the development of alfimeprase.

A press release announcing the License Agreement entitled “Nuvelo to Gain Worldwide Rights to Alfimeprase Through Amgen Licensing Agreement” is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 1.02. Termination of a Material Definitive Agreement.

The Collaboration Agreement will terminate effective 30 days after October 29, 2004, as a result of Amgen’s decision to end the alfimeprase collaboration with us and instead enter into the License Agreement. Under the terms of the Collaboration Agreement, we were responsible for leading all clinical development activities for alfimeprase, and Amgen was responsible for leading manufacturing activities. Following completion of the Phase 2 alfimeprase clinical trial in acute peripheral arterial occlusion, or PAO, Amgen exercised its rights pursuant to the Collaboration Agreement to terminate the alfimeprase collaboration with us and instead enter into a licensing arrangement whereby Amgen would license to Nuvelo worldwide rights to alfimeprase.

ITEM 9.01. Financial Statements and Exhibits.

(c)	Exhibits

99.1     Press release entitled “Nuvelo to Gain Worldwide Rights to Alfimeprase Through Amgen Licensing Agreement,” dated November 1, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuvelo, Inc. (Registrant)

By:	/s/ Lee Bendekgey
Lee Bendekgey
Senior Vice President, Chief Financial Officer and General Counsel

Dated: November 3, 2004

Exhibit Index

Exhibit Number	Description
99.1	Press release entitled “Nuvelo to Gain Worldwide Rights to Alfimeprase Through Amgen Licensing Agreement,” dated November 1, 2004.